UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2026
ETSY, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36911	20-4898921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
117 Adams Street
Brooklyn, New York 11201
(Address of principal executive offices, including zip code)
(718) 880-3660
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ETSY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01. Entry into a Material Definitive Agreement.
On May 21, 2026, Etsy, Inc., a Delaware corporation ("Etsy"), entered into a letter agreement (the "Letter Agreement") with eBay Inc., a Delaware corporation ("Purchaser"), in connection with the previously announced Sale and Purchase Agreement, dated as of February 15, 2026 (the "Purchase Agreement"), between Etsy and Purchaser, pursuant to which Purchaser agreed to acquire all of the outstanding equity interests of Depop Limited (“Depop”), a wholly-owned subsidiary of Etsy, from Etsy (the "Transaction").
As announced on April 29, 2026, the parties expect the Transaction to close by the end of the third quarter of 2026, rather than the prior expectation of the second quarter of 2026.
As previously disclosed, the purchase price of approximately $1.2 billion will be adjusted, up to a specified cap, for certain investments Etsy and Depop may, in their sole discretion, make in the Depop business prior to the closing of the Transaction, along with certain other adjustments specified in the Purchase Agreement. The Purchase Agreement provides that Purchaser will be required to pay Etsy a termination fee of $90 million if the Purchase Agreement is terminated as a result of a failure to achieve certain regulatory clearances. The Purchase Agreement provides further that, upon certain termination events, Purchaser will be required to pay Etsy an additional termination fee of $70 million.
In light of the duration of the pre-closing period for the Transaction, the Letter Agreement is intended to enable Etsy and Depop to make continued investments, in their sole discretion, to maintain the competitiveness of the Depop business. The Letter Agreement provides that, if the Purchase Agreement is validly terminated (other than as a result of a willful breach by Etsy of certain of its obligations under the Purchase Agreement or Etsy's fraud), Purchaser will pay Etsy an additional fee in an amount that depends on the date of such termination, ranging from $0 if such termination occurs on or before June 15, 2026 to $136 million if such termination occurs after July 31, 2026.
The foregoing description of the Letter Agreement is not complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Letter Agreement, dated May 21, 2026, by and between Etsy, Inc. and eBay Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETSY, INC.

By: /s/ Colin Stretch
Colin Stretch
Chief Legal Officer
Dated: May 28, 2026
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